Wolfprint 3D Inc.

ANNUAL REPORT

160 Greentree Drive, Suite 101, Dover, DE 19940

+37253446372; www.wolf3d.io

This Annual Report is dated April 30, 2018.

Forward Looking Statements Disclosure

This Form C-AR and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form C-AR are forward-looking statements. Forward-looking statements give the Company´s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intended,” “believe,” “may,” “should,” “can have,” “likely” and any other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this Form C-AR and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form C-AR, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company´s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company´s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by the Company in this Form C-AR or any documents incorporated by reference herein or therein speaks only as of the date of this Form C-AR. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

BUSINESS

Overview

Wolfprint 3D Inc. (the Company) is a Delaware corporation which was incorporated on August 18, 2016. The Company provides products and services related to 3D modelling and 3D scanning.

On September 16, 2016, the stockholders of Wolfprint 3D OÜ, an Estonian limited company, entered into an agreement with the Company pursuant to which such stockholders exchanged all of their shares of capital stock of Wolfprint 3D OÜ for an aggregate of 10,870 shares of the common stock of the Company. As a result of this exchange, Wolfprint 3D OÜ is a wholly-owned subsidiary of the Company.

The Company, through its wholly owned Estonian subsidiary, is subject to European Union General Data Protection Regulation, which will take effect as of May 25, 2018. This regulation is designed to protect and empower the data privacy of all individuals located within the European Union and to reshape the way organizations across the region approach data privacy. The regulation requires companies to apply appropriate security measures, principles of minimalism and enact specific guidelines for data processing procedures when processing personal data of EU residents.

Business Description

The Company believes the future of virtual and augmented reality (VR/AR) and gaming goes beyond individual experiences, making VR/AR the most social computing platform yet. To make virtual experiences truly social, the Company believes that each user needs a unique 3D avatar that represents him or her in virtual worlds.

The Company’s technology will enables anyone with a smartphone to create a realistic 3D avatar of himself/herself for VR/AR and games. The creation of a realistic 3D avatar using the Company’s technology will be accomplished by a user holding his or her phone stationary in front of his/her face while turning his/her head left and right as per instructions given during capture. Through our smartphone application, the Company is able to process video to generate a life-like textured 3D head model of the user. During the video capture, we analyze the user’s facial features, make estimations about head poses and filter out unnecessary data. After the capture, the video is further processed into a dense facial 3D mesh as well as transformed into a full head model using our own proprietary 3D mesh generation algorithms. After the avatar has been processed, it is automatically loaded into a 3D model viewer on the smartphone app which displays the avatar to the user.

2

The Company’s technology is compatible with technology used by many companies active in the gaming and VR/AR sectors. The Company has developed a software development kit (SDK) for the application. Avatars are standardized with game-ready topology and are animation ready. This allows swift access to the Application Programming Interface (API) through which the avatars made with the Company’s technology may be imported into games or VR/AR applications developed by other companies.

The Company intends to focus its business activities initially on companies that are active within the gaming, VR/AR and related hardware sectors within the European Union and the United States in the form of licensing and integration deals. The objective is to integrate the avatar from the Company’s application into the client’s environment or to integrate the Company’s capture process into the client’s application. The Company plans to charge its customers an integration fee and a monthly subscription fee, the amount of which will be dependent on ease of integration, number of active users and/or company size.

The Company is developing a direct-to-consumer augmented reality (AR) application, based on the Company’s avatar creation technology, for social sharing of video stories. This process will enable a whole new way of expressing yourself virtually with your own created avatar. The Company believes this will result in the next generation of emojis and the next step in making virtual communication more personal. The Company anticipates that avatars will be enhanced with life-like facial and body animations. The Company expects that its AR application will allow users to customize their avatars by interchanging different body shapes and types, selecting different outfits, choosing hair styles, eye shapes, sizes and colors and adding accessories. The Company expects to launch its augmented AR application during the 2nd quarter of 2018 and plans to will utilize a freemium model for this service.

The Company hopes to offer its technology to companies active in industries in addition to those operating within the gaming, VR/AR and related hardware sectors, such as online retail and corporate advertisement businesses. The Company believes that avatars and customized characters created through the use of the Company’s technology could be used by businesses within the online clothing retail industry by providing a more pleasant and more visually, realistic shopping experience.

Intellectual Property

The Company owns all intellectual property rights related to the Company’s existing technology. However, the Company does not currently hold and has not applied for any patents, trademarks or copyrights in the United States or abroad to protect our technology. The Company intends to conduct a review of its intellectual property and establish a strategy for protecting its intellectual property rights during the 3rd quarter of 2018. The study will focus on identifying the components of the Company’s assets for which intellectual property protection may be obtained.

3

Legal Proceedings

There are no pending legal proceedings that are material to our business or financial condition and, to our knowledge, there are no such legal proceedings contemplated or threatened.

Offerings of Securities

During the year ended December 31, 2017, in a series of closings, the last of which occurred on April 6, 2017, the Company raised gross proceeds of $604,640 pursuant to the issuance of convertible promissory notes (the Crowd Notes), consisting of Crowd Notes in the aggregate principal amount of $164,700 issued pursuant to Regulation CF and Crowd Notes in the aggregate principal amount of $439,940 issued pursuant to Regulation D. In addition, the Company issued Crowd Notes in the aggregate principal amount of $29,857 to SI Securities LLC as non-cash compensation for acting as the Company’s exclusive placement agent and intermediary in connection with the Company’s Regulation CF and D offerings of the Crowd Notes. The Company also paid SI Securities LLC a cash placement fee in the aggregate amount of $30,344.50 for acting as the Company’s exclusive placement agent.

The Crowd Notes issued pursuant to the Regulation CF offering are substantially similar to the Crowd Notes issued pursuant to the Regulation D offering and to SI Securities LLC as non-cash compensation. None of the Crowd Notes have a maturity date. The Crowd Notes issued pursuant to Regulation D and to SI Securities LLC as non-cash compensation accrue interest at a rate of 5% per annum, while the Crowd Notes issued pursuant to the Regulation CF offering accrue no interest. In the case of the Crowd Notes issued pursuant to Regulation CF, upon the closing of a qualified equity financing, which is defined as the first sale by the Company of preferred stock in which the Company receives gross proceeds of not less than $1 million, such Crowd Notes will convert into shares of the Company’s preferred stock at the earlier of (i) the Company’s election and (ii) the occurrence of a corporate transaction. In the case of the Crowd Notes issued pursuant to Regulation D and to SI Securities LLC as non-cash compensation, upon the occurrence of a qualified equity financing, the Crowd Notes, together with accrued interest thereon, will automatically convert into shares of the Company’s preferred stock.

The price at which the Crowd Notes issued by the Company pursuant to Regulation CF and Regulation D and to SI Securities LLC as non-cash compensation will convert into shares of preferred stock upon the occurrence of a qualified equity financing equals the lesser of: (i) 20% less than the price per share paid by the investors purchasing preferred stock in the qualified equity financing and (ii) a price per share equal to $4,500,000 divided by the number of shares of the Company’s common stock outstanding on a fully diluted basis.

In the event of a corporate transaction, if it occurs prior to a qualified equity financing, the holder of Crowd Notes issued pursuant to Regulation CF and Regulation D and to SI Securities LLC as non-cash compensation will be entitled to receive an amount equal to the greater of(i) the value of the shares of the Company’s preferred stock that the holder of the Crowd Notes issued pursuant to Regulation CF and Regulation D and to SI Securities LLC as non-cash compensation would receive upon the occurrence of a qualified equity financing and (ii) twice the principal amount of the Crowd Notes.

As of April 30, 2018, the Crowd Notes issued by the Company pursuant to Regulation CF and Regulation D and to SI Securities LLC as non-cash compensation remain outstanding as a qualified equity financing has not yet occurred. The Crowd Notes are treated as a liability of the Company until conversion occurs. Interest expense and accrued interest payable with respect to the Crowd Notes issued pursuant to Regulation D and to SI Securities LLC as non-cash compensation totalled $6,818 as of and for the period ended December 31, 2017.

4

On January 29, 2018, the Company entered into convertible note purchase agreement with Kamikaze Investments OÜ, an Estonian limited company. Kamikaze Investments OÜ became a stockholder of the Company on January 29, 2018 as a result of a transfer of shares of common stock of the Company from Causa OÜ, an Estonian limited company, to Kamikaze Investments OÜ. Pursuant to the terms of the convertible note purchase agreement, Kamikaze Investments OÜ agreed to make loans to the Company at one or more closings in the aggregate principal amount of up to €80,000 and the Company issued to Kamikaze Investments OÜ a convertible promissory note in the principal amount of up to €80,000. The convertible promissory note was issued pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. On January 29, 2018, Kamikaze Investments OÜ made an initial loan to the Company in the principal amount of €35,000. Thereafter, on February 21, 2018, Kamikaze Investments OÜ made an additional loan to the Company in the principal amount of €10,000. On March 6, 2018, Kamikaze Investments OÜ made an additional loan to the Company in the principal amount of €35,000. As of April 30, 2018, the principal amount outstanding under the convertible promissory note is €80,000 or $98,400 (based on an exchange rate of one euro to 1.23 U.S. dollars). The convertible promissory note bears interest at a rate of 5% per annum and has a maturity date of January 29, 2019. The convertible promissory note is subordinate and junior in right of payment to all other indebtedness of the Company to any senior creditor. Principal and accrued interest outstanding under the convertible promissory note will automatically convert into the Company’s equity as follows: A) in the event that the Company consummates, on or prior to the maturity date of the convertible promissory note, a qualified equity financing (defined as the sale by the Company pursuant to a private placement of the Company’s preferred stock for the principal purpose of raising capital with aggregate gross proceeds of not less than $1,000,000), the convertible promissory note will automatically convert into such preferred stock at a conversion price based upon a pre-money valuation of €5,000,000; or B) if the Company does not consummate a qualified equity financing prior to the maturity date of the convertible promissory note, then, on the maturity date, the outstanding principal amount of and all accrued interest under the convertible promissory note will automatically convert into shares of the common stock of the Company at a conversion price based upon a pre-money valuation of €5,000,000.

On March 27, 2018, the Company and its stockholders approved the sale and issuance by the Company of one or more modified KISS Notes in the aggregate principal amount of up to $300,000 pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. On April 6, 2018, the Company issued to two investors modified KISS Notes in the aggregate principal amount of $134,673. As of April 30, 2018, modified KISS Notes in the aggregate principal amount of $134,673were outstanding. The modified KISS Notes do not have a maturity date, are unsecured, accrue interest at a rate of 5% per annum and will automatically convert into shares of the Company’s preferred stock in the event that the Company consummates a qualified equity financing which is defined as the sale by the Company of shares of its preferred stock with aggregate sales proceeds of not less than $1,000,000. The rate at which the modified KISS Notes will convert into shares of the Company’s preferred stock will be at a discount of 20% to the price offered to other investors in such qualified equity financing. In no event shall the conversion price exceed a per share price based upon a pre-money valuation of $6,150,000. In the event that the Company consummates a corporate transaction before the conversion of the modified KISS Notes to shares of the Company’s preferred stock as a result of a qualified equity financing, at the election of each holder of a modified KISS Note, (i) such holder’s modified KISS Note will be converted into shares of the Company’s common stock based upon a pre-money valuation of $6,150,000 or (ii) such holder shall be paid an amount equal to all accrued and unpaid interest due on such holder’s modified KISS Note plus two times the purchase price paid for such modified KISS Note.

5

Related Party Transactions

On May 23, 2014, Wolfprint 3D OÜ, the Company’s wholly owned subsidiary, entered into a loan agreement with several persons, including AS Estonian Business School Group, the owner as of the date hereof of more than 20% of the Company’s common stock. Pursuant to the terms of such loan agreement, AS Estonian Business School Group agreed to loan to Wolfprint 3D OÜ up to a maximum principal amount of €20,000 and made an initial loan to Wolfprint 3D OÜ of €12,000. The loan agreement was amended a number of times to, among other things, increase the principal amount of the loan to be made by AS Estonian Business School Group to Wolfprint 3D OÜ thereunder. On October 28, 2016, the loan was amended to increase the principal amount borrowed by Wolfprint 3D OÜ thereunder to €123,000. The loan bears interest at a rate of 12% per annum and had an initial maturity date of December 31, 2017. The maturity date of the loan has been extended to July 2, 2018. The loan is secured by substantially all of the Subsidiary’s assets and is required to be repaid before repayment of any other loans made to Wolfprint 3D OÜ. Interest expense for this loan totalled €14,760 or $16,670 (based on an exchange rate of one euro to 1.1294 U.S. dollars) and €13,723 or $14,481 (based on an exchange rate of one euro to 1.0552 U.S. dollars) for the one-year period ended December 31, 2017 and 2016, respectively. Total unpaid accrued interest was €14,760 or $17,710 (based on an exchange rate of one euro to 1.1999 U.S. dollars) and €22,121 or $23,343 (based on an exchange rate of one euro to 1.0552 U.S dollars) as of December 31, 2017 and 2016, respectively. On February 23, 2017, the Company repaid AS Estonian Business School Group €22,121 an amount equal to all accrued interest outstanding under the loan as of December 31, 2016.

The total principal amount of and accrued interest outstanding under the loan was €137,760 or $147,583 (based on an exchange rate of one euro to 1.1999 U.S. dollars) and €123,000 or $129,790 (based on an exchange rate of one euro to 1.0552 U.S. dollars) as of December 31, 2017 and 2016, respectively. AS Estonian Business School Group has the right to convert, at a discounted rate, €50,000 of the outstanding loan amount into equity of Wolfprint 3D OÜ, provided that the gross proceeds from any such financing equal at least €200,000.

On December 29, 2016, Wolfprint 3D OÜ entered into a 3-week loan agreement with Healthcare Solutions OÜ, a stockholder of the Company, pursuant to which Healthcare Solutions OÜ loaned Wolfprint 3D OÜ the principal amount of €17,500 or $18,466 (based on an exchange rate of one euro to 1.0552 U.S. dollars). The loan bears interest at a rate of 2% per annum. This loan was one of a series of loans made by Healthcare Solutions OÜ to Wolfprint 3D OÜ during 2016. All of the other loans made by Healthcare Solutions OÜ to Wolfprint 3D OÜ during 2016 were repaid or rolled into the loan made on December 29, 2016. The December 29, 2016 loan is secured by the accounts receivable of Wolfprint 3D OÜ. As of December 31, 2016, total outstanding interest on the December 29, 2016 loan was €210.77 or $222 (based on an exchange rate of one euro to 1.0552 U.S. dollars). On January 20, 2017, Wolfprint 3D OÜ repaid the principal amount of the December 29, 2016 loan together with accrued interest thereon of €229.95 or $245.62 (based on an exchange rate of one euro to 1.068151 U.S. dollars).

6

Stockholders of the Company advanced funds to Wolfprint 3D OÜ in the normal course of business. As of December 31, 2017, and 2016, the balance due to the stockholders under the arrangement was €1,663.85 or $1,996 (based on an exchange rate of one euro to 1.1999 U.S. dollars) and €280 or $295 (based on an exchange rate of one euro to 1.0552 U.S. dollars), respectively. These advances bear no interest and are considered payable on demand.

On January 29, 2018, the Company entered into convertible note purchase agreement with Kamikaze Investments OÜ and issued to Kamikaze Investments OÜ a convertible note. Pursuant to the terms of the convertible note purchase agreement and the convertible note, Kamikaze Investments OÜ agreed to loan to the Company the maximum principal amount of €80,000. As of April 30, 2018, the principal amount outstanding under the convertible promissory note is €80,000 or $98,400 (based on an exchange rate of one euro to 1.23 U.S. dollars). The material terms of the convertible note purchase agreement and the related convertible note are described above under the section captioned Business – Offerings of Securities.

On April 6, 2018, the Company issued to AS Estonian Business School Group, the owner of more than 20% of the Company’s outstanding shares of common stock, a modified KISS Note in the principal amount of $122,429. The material terms of the modified KISS Note are described under the above section captioned Business – Offerings of Securities.

RISK FACTORS

We have no history in the United States and have not generated significant revenues

We have reorganized the Company in the United States from Estonia and have not yet commenced our planned relocation of certain business operations to the United States nor generated significant amounts of revenue. Our activities in the United States since the Company’s incorporation in Delaware in August 2016 have consisted of formation activities and the raising of capital through the issuance of the Crowd Notes. Once we commence our planned relocation of certain operations to the United States, we will incur significant additional expenses. We are dependent upon additional capital resources for our ongoing operations and are subject to significant risks and uncertainties including failing to secure funding to operationalize our planned operations or failing to profitably operate the business.

The company’s financial statements include a “going concern” note.

Even if we are able to successfully begin operations in the United States, we may not have enough funds to sustain the business until it becomes profitable. We may not accurately anticipate how quickly we may use funds available and if such funds are sufficient to make any profits at all.

7

We operate in a new market in which we are trying to establish and respond to demand that does not yet exist.

While the Virtual Reality (VR) and Augmented Reality (AR) markets have a lot of promise, there is no guarantee that consumer adoption of VR and AR products and services will be as swift and large scale as predicted. If we are not able to create a big enough market for our products and services, we may not be able to keep the Company afloat. Slow consumer adoption of tools and services similar to ours may negatively impact our business.

Does anyone want our product and will they pay enough for it?

We will only succeed if we establish a stable client base including collaborations with large companies active in our markets. Slow adoption by partners would mean that we would not be able to generate enough revenue from collaborating with them. We do not currently know if and when private individuals will be willing to pay for our services.

We may not be able to develop and protect technology in accordance with our plans.

Our plans to further develop our virtual and augmented reality technologies may not be as successful as we hope. We may spend a lot of time and money further developing and adding new features to the technology only to find out it does not work. Even if we successfully further develop or add new features to our technology, we may not be able to obtain appropriate intellectual property protection for it, which would make it less valuable.

We may not be able to get patent and other intellectual property protection for our technology.

The Company does not currently own any patents, trademarks or copyrights with respect to its intellectual property. The Company intends to review its intellectual property and develop a strategy for protecting its intellectual property rights in the U.S. and the European Union during the 3rd quarter of 2018. Even with our efforts to protect our rights, there is a possibility that parties lacking authorization will attempt to copy our intellectual. If that should happen, our business could be harmed. In addition, we may be forced into litigation, which often is expensive and time-consuming, to protect our intellectual property rights. The outcome of such litigation could have a negative impact on our competitive position. We also may need to protect our intellectual property rights in proceedings before governmental administrative bodies both in the U.S. and abroad. Our efforts to protect our intellectual property rights could impact our resources and negatively affect our business. We also may fail to obtain or maintain trade secret protection, and as a result, our competitors could acquire our trade secrets or independently develop unpatented technology similar to ours or competing technologies, which could adversely affect our competitive business position.

We are not going to have any profits for at least three years.

To date, we have not had any significant revenues and no profits are projected for the next three years at the very least. There is no guarantee we will have any profits after three years or ever.

8

We have a small management team with no US market experience.

We depend on the skills and experience of a small management team. Our management team consists of non-US individuals who have no previous experience with US markets. The Company needs to hire additional employees and personnel to successfully scale up. In particular, we will need to hire people with sales and marketing expertise in the United States. Our ability to raise sufficient capital may have an impact on our ability to attract and hire the right talent.

We may not be able to obtain appropriate immigration status for members of our management team or employees or other personnel going forward.

The process of moving certain of our business operations to the United States may not go as smoothly as we hope if we encounter immigration law related issues. Our management team and future employees who are non-US citizens will need appropriate authorization from the United States federal government to work in the United States if formally employed and paid by the Company. There is no guarantee this will happen as quickly as we hope and in accordance with our needs.

We will need more people to join our Company.

We will need to engage additional engineers and people with the skills necessary to ensure we create and sell a premium product. The people we bring on should come with specialized skills that will bring value to the Company. There are no guarantees that we will be able to find the right people for the job.

The Company is going to need more money.

We will need to raise more funds in the future and if we do not raise them we will fail. Even if we do raise additional capital in the future, the terms of the issuance of such securities might result in previous investments in the Company being worthless because later investors might receive more favourable terms.

We depend on the success of various ongoing discussions with companies able to successfully integrate our products and pay for them.

In order to be successful, we have to sign cooperation sales and licensing agreements with various large companies operating in the gaming and VR/AR space. These are the companies that have the resources to pay for our products and services on a scale to make our business viable. While we have received substantial interest from many of these companies, there is no guarantee that we will be able to finalize enough of these agreements in time to keep the Company going.

We have a number of competitors more established than we are.

There are other companies providing services similar to ours. Some of these companies are large established companies with resources far superior to ours. Accordingly, they may be able to develop technologies better than ours and may succeed in convincing clients to adopt them faster.

9

Although dependent on certain key personnel, the Company does not have any key man life insurance policies on any such people.

The Company is dependent on Timmu Tõke in order to conduct its operations and execute its business plan. However, the Company has not purchased any insurance policies with respect to him in the event of his death or disability. Therefore, if Timmu Tõke dies or becomes disabled, the Company will not receive any compensation to assist with such person´s absence. The loss of such person could negatively affect the Company and its operations.

We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurance that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management´s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We have not prepared any audited financial statements.

Therefore, you have no audited financial information regarding the Company´s capitalization or assets or liabilities.

The Company´s success depends on the experience and skill of the sole member of its board of directors, its executive officers and key employees.

The Company is dependent on Timmu Tõke, Haver Järveoja, Kaspar Tiri and Rainer Selvet. The loss of them could harm the Company´s business, financial condition, cash flow and results of operations.

A majority of the Company is owned by a small number of owners.

A majority of the Company is owned by a small number of owners. The Company's current owners of 20% or more of the Company’s outstanding stock beneficially own more than 62% of the Company. Subject to any fiduciary duties owed to our other owners or investors under Delaware law and any contractual obligations, these owners may be able to exercise significant influence over matters requiring owner approval, including the election of directors and approval of significant Company transactions, and will have significant control over the Company' s management and policies. Some of these persons may have interests that are different from yours. For example, these owners may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of the Company or otherwise discourage a potential acquirer from attempting to obtain control of the Company, which in turn could reduce the price potential investors are willing to pay for the Company. In addition, these owners could use their voting influence to maintain the Company's existing management, delay or prevent changes in control of the Company, or support or reject other management and board proposals that are subject to owner approval.

10

REGULATORY INFORMATION

The company has not previously failed to comply with the requirements of Regulation Crowdfunding.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Our directors and executive officers as of the date hereof, are as follows:

Name	Positions	Dates of Service
Timmu Tõke	Chief Executive Officer and Director	since Company’s formation
Haver Järveoja	Secretary and Treasurer	since Company’s formation

Timmu Tõke, Chief Executive Officer and Director

In 2009, at the age of 16 and while a high school student, Timmu founded his first company. He built a team of approximately 20 active sales people in a home chemistry business and managed their activities for over two years, starting at the age of 17. Timmu was one of the two top real estate brokers, based on commissions, at RE/MAX Estonia in 2012, and then left to start his own company in 2013. During the period from 2013 to 2014, Timmu also had a significant role in building an Estonian clothing brand, Swärk (Swarkshirts.com). From September 1, 2014 to August 15, 2016, Timmu worked full time for Wolfprint 3D OÜ. Since August 16, 2016, Timmu has been working full time for the Company and Wolfprint 3D OÜ.

Haver Järveoja, Secretary and Treasurer

In 2013, while in his second year of college, Haver founded a consulting company, Causa OÜ, which helps foreigners who desire to do business in Estonia. In 2013, Haver was employed by the brokerage department of LHV Bank as a junior US equities broker. In addition, Haver was a Country Manager for a US NGO, Students For Liberty, from 2013 through 2014. In 2015, he was chosen to be Ebster of the year (Estonian Business School student of the year). From September 1, 2014 to August 15, 2016, Haver worked full time for Wolfprint 3D OÜ. Since August 16, 2016, Haver has been working full time for the Company and Wolfprint 3D OÜ.

Each of Timmu Tõke and Haver Jarveoja has entered into a contract with Wolfprint 3D OÜ, pursuant to which each of them is entitled to be compensated for services provided to the Company and Wolfprint 3D OÜ. During 2017, Wolfprint 3D OÜ paid each of Timmu and Haver an aggregate of 10,731.08 euros and 6,300 euros, respectively.

Wolfprint 3D Inc. has no employees at present, but Wolfprint 3D OÜ has 9 employees, including Rainer Selvet and Kaspar Tiri, who are key employees and co-founders of Wolfprint 3D OÜ. Both of them have been working full-time for Wolfprint 3D OÜ since September 1, 2014. During 2017, Wolfprint 3D OU paid each of Rainer and Kaspar, 12,260.01 euros and 7,140 euros, respectively.

11

PRINCIPAL SECURITY HOLDERS

As of the date hereof, the holders of the Company’s capital stock are as follows:

Name of Stockholder	Beneficial Owner	Number and Class of Securities	% of Voting Power
Inventrum OÜ	Timmu Tõke	4,117 shares of common stock	39.33%
Causa OÜ	Haver Järveoja	601 shares of common stock	5.74%
Wikiwise OÜ	Kaspar Tiri	1,304 shares of common stock	12.46%
Rainer Selvet		793 shares of common stock	7.58%
Healthcare Solutions OÜ	Frederik Roeder	109 shares of common stock	1.04%
AS Estonian Business School Group	Mart Habakuk	2,415 shares of common stock	23.07%
Wise Guys Investment OÜ		870 shares of common stock	8.31%
Kamikaze Investments OÜ	Urmas Järve	258 shares of common stock	2.46%
TOTAL		10,467shares of common stock	100%

The Company entered into a Restricted Stock Agreement on February 27, 2017 with each of Inventrum OÜ, Causa OÜ, Wikiwise OÜ and Rainer Selvet. Pursuant to the Restricted Stock Agreements, the shares of common stock of the Company issued to Inventrum OÜ, Causa OÜ, Wikiwise OÜ and Rainer Selvet are subject to reverse vesting which will terminate on February 28, 2019.

CAPITAL STOCK

The Company’s authorized capital stock consists of 20,000 shares of common stock, par value $0.01 per share. As of December 31, 2016, 10,870 shares of the Company’s common stock were outstanding. In February 2017, transfers of shares of the Company’s common stock between and among certain stockholders and the Company occurred. As a result of such share transfers, as of date hereof, 10,467 shares of the Company’s common stock are currently outstanding.

The Company and its stockholders are party to a Stockholders Agreement dated as of February 27, 2017. The Stockholders Agreement, among other things, contains restrictions on the transfers of shares of the Company’s common stock by the Company’s stockholders, grants to the Company and non-transferring stockholders rights of first refusal in connection with proposed transfers by the Company’s stockholders of shares of the Company’s common stock, grants to one of the Company’s stockholders anti-dilution protection in connection with issuances of the Company’s common stock pursuant to the Company’s 2017 Stock Option Plan and requires the approval of stockholders owning at least 80% of the outstanding shares of the Company’s common stock in connection with certain actions to be taken by the Company.

12

The Company adopted its 2017 Stock Option Plan effective as of February 27, 2017. The 2017 Stock Option Plan initially provided for the issuance of up to 403 shares of the Company’s common stock to directors, officers, employees, service providers, advisors, consultants and independent contractors of the Company. Effective as of October 11, 2017, the 2017 Stock Option Plan was amended to increase the number of shares of the Company’s common stock available for issuance thereunder from 403 to 707. During 2017, the Company issued options to purchase an aggregate of 463 shares of the Company’s common stock pursuant to the 2017 Stock Option Plan. All of such options are subject to vesting and have an exercise price of $.01 per share. Such options were issued to a total of seven persons (or their designees) acting as service providers, consultants, advisors and employees of Wolfprint 3D OÜ and the Company. As a result of the termination of the employment by Wolfprint 3D OÜ of the one of the optionholders, as of the date hereof, a total of 409 options to purchase the Company’s common stock are currently outstanding under the 2017 Stock Option Plan.

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation and bylaws.

Common Stock

Voting Rights. At every meeting of the stockholders, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock of the Company registered in his, her or its name on the books of the Company. Holders of common stock do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Dividend Rights. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. We have never declared or paid cash dividends on any of our capital stock and currently do not anticipate paying any cash dividends in the foreseeable future.

Liquidation Rights. In the event of our liquidation, dissolution, or winding up, holders of common stock will be entitled to share rateably in the net assets legally available for distribution to stockholders after the payment of all our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. Holders of our common stock have no pre-emptive, subscription, redemption or conversion rights and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of the Company’s common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of any classes of preferred stock that we may designate in the future.

Preferred Stock

The Company has not yet authorized any classes of preferred stock.

13

Restrictions on Transfer

The Crowd Notes issued by the Company pursuant to Regulation CF may not be transferred by any purchaser of such securities during the one-year holding period beginning on the date of issuance of such Crowd Notes, unless such securities are transferred: (i) to the Company, (ii) to an accredited investor, as defined in Rule 501(d) of Regulation D of the Securities Act of 1933, as amended, (iii) as part of an offering registered with the SEC or (iv) to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a family member of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstances. “Member of the family” as used herein means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, or mother/father/daughter/son/sister/brother-in law, and includes adoptive relationships.

Stock Options

The Company adopted its 2017 Stock Option Plan effective as of February 27, 2017. The 2017 Stock Option Plan initially provided for the issuance of up to 403 shares of the Company’s common stock to directors, officers, employees, service providers, advisors, consultants and independent contractors of the Company. Effective as of October 11, 2017, the 2017 Stock Option Plan was amended to increase the number of shares of common stock available for issuance thereunder from 403 to 707. During 2017, the Company issued options to purchase an aggregate of 463 shares of the Company’s common stock pursuant to the 2017 Stock Option Plan. All of such options are subject to vesting and have an exercise price of $.01 per price. Six of the options vest over a four-year period and one of the options vests over a 30-month period. Such options were issued to a total of seven persons (or their designees) acting as service providers, consultants, advisors or employees of Wolfprint 3D OÜ and the Company. As a result of the termination of the employment by Wolfprint 3D OÜ of the one of the optionholders, as of the date hereof, a total of 409 options to purchase the Company’s common stock are currently outstanding under the 2017 Stock Option Plan.

FINANCIAL STATEMENTS AND FINANCIAL CONDITION

Financial Statements

Our financial statements can be found at Exhibit A. The financial statements of Wolfprint 3D OÜ are consolidated with those of the Company.

Results from Operations

Wolfprint 3D Inc. has never recognized significant revenues, but intends to ramp up monetization of its technology during 2018. Wolfprint 3D OÜ had minimal revenues in 2014, 2015 and 2016. During 2017, the Company incurred $501,279 in operating expenses. We recorded a net loss of $48,383 for the period from inception on August 18, 2016 through December 31, 2016 and a net loss of $599,406 for the period from January 1, 2017 through December 31, 2017.

During the period from January 1, 2018 to April 30, 2018, Wolfprint 3D OÜ had revenue of €31,000.

14

Liquidity and Capital Resources

As of December 31, 2017, our current assets were $49,046. Our current liabilities at December 31, 2017 totalled $258,967. Our operations require continuing capital investment. We have financed our operations to date primarily through the issuance of convertible notes. We have no bank lines of credit. We do not expect to be able to satisfy our cash requirements beyond 4 months solely through our cash on hand. We expect to rely on continued equity financing to fund our operations. The sale of additional equity securities could result in additional dilution to our stockholders and those securities may have rights senior to those of our common stock. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations.

The Company anticipates that it will need to raise additional capital through the issuance of securities in the 4th quarter of 2018 or 1st quarter of 2019.

Going Concern and Management’s Plans

As discussed above, we have relied heavily on debt and convertible debt financings for working capital and have incurred operating losses since inception. These above matters raise substantial doubt about the company's ability to continue as a going concern. During the next twelve months, the Company intends to fund its operations with funding from additional debt and/or equity offerings, and the generation of revenue from our operations. If we cannot raise additional short-term capital, we may consume all of our cash reserved for operations. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development, which could harm our business, financial condition and operating results. The balance sheet does not include any adjustments that might result from these uncertainties.

Indebtedness

As of December 31, 2017, the Company had indebtedness of $634,497 in connection with the Crowd Notes offering consummated during the year ended December 31, 2017. Total outstanding interest payable on the Crowd Notes was $6,818. The material terms of the Crowd Notes are described above under the section captioned Business – Offerings of Securities.

On January 29, 2018, the Company entered into convertible note purchase agreement with Kamikaze Investments OÜ, an Estonian limited company. As of April 30, 2018, the principal amount outstanding under the convertible promissory note is €80,000 or $98,400 (based on an exchange rate of one euro to 1.23 U.S. dollars). The material terms of the convertible note are described above under the section captioned Business – Offerings of Securities.

On April 6, 2018, the Company issued to two investors modified KISS Notes in the aggregate principal amount of $134,673. As of April 30, 2018, modified KISS Notes in the aggregate principal amount of $134,673 were outstanding. The material terms of the KISS Notes are described above under the section captioned Business – Offerings of Securities.

As of December 31, 2017, Wolfprint 3D OÜ had the following indebtedness, excluding trade debt incurred in the ordinary course of business, payroll obligations to employees and payments due to consultants, interest and taxes:

15

Name of Lender	Date of Loan	Related Party	Maturity Date	Interest Rate	Outstanding Principal Amount as of December 31, 2017
Causa OÜ	N/A	Haver Järveoja	None; payable on demand	N/A	€752.65
AS Estonian Business School Group	5/23/14	Mart Habakuk	07/02/2018	12%	€123,000.00
Inventrum OÜ	N/A	Timmu Tõke	None, payable on demand	N/A	€73.00
Marika Tõke	N/A		None, payable on demand	N/A	€222.00
Timmu Tõke	N/A		None, payable on demand	N/A	€200

On May 23, 2014, Wolfprint 3D OÜ entered into a loan agreement with AS Estonian Business School, the owner as of the date hereof of more than 20% of the Company’s common stock. Pursuant to the terms of such loan agreement, AS Estonian Business School Group agreed to loan to Wolfprint 3D OÜ up to a maximum principal amount of €20,000 and made an initial loan to Wolfprint 3D OÜ of €12,000. The loan agreement was amended a number of times to, among other things, increase the principal amount of the loan to be made by AS Estonian Business School Group to Wolfprint 3D OÜ thereunder. On October 28, 2016, the loan was amended to increase the principal amount borrowed by Wolfprint 3D OÜ thereunder to €123,000. Such loan bears interest at a rate of 12% per annum and had an initial maturity date of December 31, 2017. The loan is secured by substantially all of the Subsidiary’s assets and is required to be repaid before repayment of any other loans made to Wolfprint 3D OÜ. Pursuant to an amendment to the loan effective as of January 29, 2018, the maturity date of the loan has been extended to July 2, 2018. AS Estonian Business School Group has the right to convert, at a discounted rate, €50,000 of the outstanding loan amount into equity of Wolfprint 3D OÜ, provided that the gross proceeds from any such financing equal at least €200,000. As of December 31, 2017, the total principal amount of and accrued interest outstanding under the loan was €137,760 or $147,583 (based on an exchange rate of one euro to 1.1999 U.S. dollars). Additional information about the loan is described under the above section captioned Business- Related Party Transactions.

On December 29, 2016, Wolfprint 3D OÜ entered into a 3-week loan agreement with Healthcare Solutions OÜ, a stockholder of the Company, pursuant to which Healthcare Solutions OÜ loaned Wolfprint 3D OÜ the principal amount of €17,500 or $18,466 (based on an exchange rate of one euro to 1.0552 U.S. dollars). The loan bears interest at a rate of 2% per annum. This loan was one of a series of loans made by Healthcare Solutions OÜ to Wolfprint 3D OÜ during 2016. All of the other loans made by Healthcare Solutions OÜ to Wolfprint 3D OÜ during 2016 were repaid or rolled into the loan made on December 29, 2016.The loan is secured by the accounts receivable of Wolfprint 3D OÜ. As of December 31, 2016, total outstanding interest on the December 29, 2016 loan was €210.77 or $222 (based on an exchange rate of one euro to 1.0552 U.S. dollars) On January 20, 2017, Wolfprint 3D OÜ repaid the principal amount of the December 29, 2016 loan together with accrued interest thereon of €229.95 or $245.62 (based on an exchange rate of one euro to 1.068151 U.S. dollars).

16

Stockholders of the Company advanced funds to Wolfprint 3D OÜ in the normal course of business. As of December 31, 2017, and 2016, the balance due to the stockholders under the arrangement was €1,663.85 or $1,996 (based on an exchange rate of one euro to 1.1999 U.S. dollars) and €280 or $295 (based on an exchange rate of one euro to 1.0552 U.S. dollars), respectively. These advances bear no interest and are considered payable on demand.

On September 1, 2016, Asma Capital OÜ made a three month loan to Wolfprint 3D OÜ in the principal amount of €2,000. The loan bears interest at rate of 5% per annum. The maturity date of the loan made by Asma Capital OÜ to Wolfprint 3D OÜ was extended by agreement of the parties. On January 24, 2017, Wolfprint 3D OÜ repaid Asma Capital OÜ a total of €2,041.18 or $2,194.88 (based on an exchange rate of one euro to 1.0753 U.S. dollars), representing the outstanding principal amount of the loan together with all accrued interest thereon.

On August 26, 2016, Urmas Jarve made a six month loan to Wolfprint 3D OÜ in the principal amount of €4,000. Such loan did not accrue interest. On February 22, 2017, Wolfprint 3D OÜ repaid Urmas Jarve €4,000 or $4,221.76 (based on an exchange rate of one euro to 1.055441 U.S. dollars).

Plan of Operations

During 2018, the Company intends to generate revenue through licensing arrangements with respect to and subscription fees for its technology and to devote resources to sales and marketing efforts, while improving and adding functionality throughout the year to its SDK and consumer-oriented AR application. The Company’s internal goal is to reach monthly recurring revenue of $40,000 by the 4th quarter of 2018. Depending on the speed of development and sales efforts, we may decide to hire additional employees if we deem it necessary.

At such time as the Company generates sufficient revenue, it intends to relocate some of its business operations to the United States.

The anticipated budgets for fiscal year 2018 are provided in the table below:

Uses	Amount
Debt and interest payments	$17,710.52
Research and development	$165,687.00
Payroll	$253,400.00
Sales and marketing	$49,515.00
Operating expenses	$104,078.00
Miscellaneous	$32,281.00
TOTAL	$622,671.52

The amounts that we actually spend for any specific purpose may vary significantly, and will depend on a number of factors including, but not limited to, the pace of progress of our development efforts, actual needs with respect to product testing, research and development, market conditions, and changes in or revisions to our marketing strategies, as well as any legal or regulatory changes which may ensue.

If management is unable to implement our proposed business plan or employ financing strategies, it does not presently have any alternative proposals. We cannot assure you that our technology will be accepted in the marketplace, that we will ever earn revenues sufficient to support our operations or that we will ever be profitable. Furthermore, we cannot assure that we will be able to raise money as and when we need it to continue our operations. If we cannot raise funds as and when we need them, we may be required to severely curtail, or even to cease, our operations.

17

SIGNATURES

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C-AR and has duly caused this Form to be signed on its behalf by the duly authorized undersigned.

The undersigned also certifies that the attached financial statements are true and complete in all material respects.

/s/ Timmu Tõke
(Signature)

Wolfprint 3D Inc.
(Issuer)

Chief Executive Officer
(Title)

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), this Form C-AR has been signed by the following person in the capacities and on the date indicated.

/s/ Timmu Tõke
(Signature)

Timmu Tõke
(Name)

Chief Executive Officer and Director
(Titles)

April 30, 2018
(Date)

18

Exhibit A

FINANCIAL STATEMENTS

19

Wolfprint 3D Inc.

A Delaware Corporation

Consolidated Financial Statements

(Unaudited) December 31, 2017 and 2016

20

WOLFPRINT 3D INC.

Consolidated Financial Statements as of December 31, 2017 and 2016, for the year ended December 31, 2017, and for the period from August 18, 2016 (inception) to December 31, 2016:

F-1

WOLFPRINT 3D INC. CONSOLIDATED BALANCE SHEETS (UNAUDITED) As of December 31, 2017 and 2016

	2017	2016
ASSETS
Current Assets:
Cash and cash equivalents	$4,343	$10,517
Accounts receivable	27,952	6,096
Other receivables	10,249	2,903
Related party receivable	4,462	-
Prepaid expenses	2,040	11,552
Total Current Assets	49,046	31,068
Non-Current Assets:
Property and equipment, net	15,061	13,252
Intangible assets	955	840
Total Non-Current Assets	16,016	14,092
TOTAL ASSETS	$65,062	$45,160

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities:
Current Liabilities:
Accounts payable	$27,121	$25,749
Accrued expenses	37,654	12,508
Deferred revenue	26,397	5,276
Due to shareholders	1,996	295
Accrued interest payable	17,710	23,343
Loans payable	148,089	155,032
Total Current Liabilities	258,967	222,203
Long-Term Liabilities:
Crowd notes payable	634,497	-
Accrued interest in crowd notes payable	6,818	-
Total Long-Term Liabilities	641,315	-
Total Liabilities
	900,282	-
Stockholders' Equity (Deficit):
Common Stock, $0.01 par, 20,000 shares authorized, 10,467 and 10,870 shares issued and outstanding, as of December 31, 2017 and 2016, respectively	105	109
Additional paid-in capital	25,743	25,743
Accumulated deficit	(802,301)	(202,895)
Treasury Stock, $0.01 par, 403 and 0 shares held as of December 31, 2017 and 2016, respectively
Other comprehensive loss	(58,771)	-
Total Stockholders' Equity (Deficit)	(835,220)	(177,043)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$65,062	$45,160

No assurance is provided

See accompanying notes, which are an integral part of these consolidated financial statements.

F-2

WOLFPRINT 3D INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

For the year ended December 31, 2017 and for the period from August 18, 2016 (inception) to December 31, 2016

	2017	2016

Net revenues	$4,133	$28,726
Costs of net revenues	(16,072)	(13,956)
Gross profit/(loss)	(11,939)	14,770
Operating Expenses:
Research & development	183,695	37,615
General & administrative	157,663	39,274
Compensation & benefits	111,246	10,472
Travel expense	47,164	-
Sales & marketing	1,511	4,412
Total Operating Expenses	501,279	91,773
Loss from operations	(513,218)	(77,003)
Other Income/(Expense):
Crowd Notes offering costs	(60,201)	-
Interest expense	(24,398)	(16,514)
Other expenses	(1,589)	(240)
Grant revenue	-	42,208
Rental revenue	-	3,166
Total Other Income/(Expense)	(86,188)	28,620
Provision for income taxes	-	-
Net loss	$(599,406)	$(48,383)
Foreign currency translation loss	(58,771)	-
Total Comprehensive Loss	$(658,177)	$(48,383)

No assurance is provided

See accompanying notes, which are an integral part of these consolidated financial statements.

F-3

WOLFPRINT 3D INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)

For the year ended December 31, 2017 and for the period from August 18, 2016 (inception) to December 31, 2016

	Common Stock		Treasury Stock		Additional		Other	Total Stockholders'
	Number of Shares	Amount	Number of Shares	Amount	Paid-In Capital	Accumulated Deficit	Comprehensive Loss	Equity (Deficit)
Balance at August 18, 2016 (inception)	-	$-	-	$-	$-	$-	$-	$-
Issuance of common stock	10,870	109	-	-	-	-	-	109
Transfer in of subsidiary	-	-	-	-	25,743	(154,512)	-	(128,769)
Net loss	-	-	-	-	-	(48,383)	-	(48,383)
Balance at December 31, 2016	10,870	$109	-	$-	$25,743	$(202,895)	$-	$(177,043)
Net loss	-	$-	-	$-	$-	$(599,406)	$-	$(599,406)
Transfer of stock to Company	(403)	(4)	403	4	-	-	-	-
Foreign currency translation loss	-	-	-	-	-	-	(58,771)	(58,771)
Balance at December 31, 2017	10,467	$105	403	4	$25,743	$(802,301)	$(58,771)	$(835,220)

No assurance is provided

See accompanying notes, which are an integral part of these consolidated financial statements.

F-4

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) For the year ended December 31, 2017 and for the period from August 18, 2016 (inception) to December 31, 2016

Cash Flows From Operating Activities	2017	2016
Net Loss
Adjustments to reconcile net loss to net cash used in operating activities:	(599,406)	$(48,383)
Depreciation	4,710	163
Gain on disposal	-	(214)
Cash conveyed in non-monetary exchange	-	3,843
Foreign currency effects	(58,771)
Changes in operating assets and liabilities:
Change in accounts receivable	(21,856)	(5,023)
Change in other receivables	(7,345)	(2,903)
Change in prepaid expenses	9,512	1,832
Change in related party receivable	(4,462)	-
Change in accounts payable	1,371	17,872
Change in accrued expense	25,146	(1,040)
Change in deferred revenue	21,121	2,110
Change in accrued interest payable	1,185	15,998
Net Cash Used In Operating Activities	(628,795)	(15,745)

Cash Flows From Investing Activities
Proceeds from/(purchase of) property and equipment	(6,520)	3,166
Purchase of intangible assets	(115)	-
Net Cash Provided by (Used In) Investing Activities	(6,635)	3,166
Cash Flows From Financing Activities
Advances from related party	1,702	492
Proceeds from notes payable	604,910	-
Payments/(proceeds) on loans payable	(6,943)	22,604
Offering costs incurred in connection with issuance of crowd notes	29,587	-
Net Cash Provided By Financing Activities	629,256	23,096
Net Change In Cash	(6,174)	10,517
Cash at Beginning of Period	10,517	-
Cash at End of Period	$4,343	$10,517
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$23,213	$16,514
Cash paid for income taxes	$-	$-

No assurance is provided

See accompanying notes, which are an integral part of these consolidated financial statements.

F-5

WOLFPRINT 3D INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) As of December 31, 2017 and 2016 and for the periods then ended

NOTE 1: NATURE OF OPERATIONS

Wolfprint 3D Inc. (the “Company”) is a corporation formed on August 18, 2016 under the laws of Delaware. The Company provides products and services related to 3D modeling and 3D scanning.

On September 16, 2016, the stockholders of Wolfprint 3D OÜ (an Estonian limited company) (the “Subsidiary”) entered into an agreement with the Company pursuant to which such stockholders exchanged all of their shares of capital stock of the Subsidiary for an aggregate of 10,870 shares of the common stock of the Company. As a result of this exchange, Wolfprint 3D OÜ is a wholly-owned subsidiary of the Company.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company prepares consolidated financial statements in accordance with generally accepted accounting principles in the United States of America (GAAP). The consolidated financial statements include the accounts of each entity and are presented on a consolidated basis. All transactions and balances between the Company and the Subsidiary have been eliminated in consolidating the accounts for consolidated financial statement preparation. The accounting and reporting policies of the Company conform to GAAP. In accordance with ASC 805, Business Combinations, transactions between entities under common control are retroactively applied, and accordingly, the Company’s and the Subsidiary’s financial activity has been included as of December 31, 2017 and 2016 and for the periods then ended.

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

As of December 31, 2017, the Company has not commenced full scale planned principal operations nor generated significant operating revenue. The Company’s activities since inception have consisted of formation activities, development, and efforts to raise capital. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

No assurance is provided

F-6

WOLFPRINT 3D INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) As of December 31, 2017 and 2016 and for the periods then ended

Cash Equivalents

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at their estimated collectible amounts. Accounts receivable are periodically evaluated for collectability based on past credit history with clients and other factors. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance, and current economic conditions. As of December 31, 2017 and 2016, the Company had $27,952 and $6,096, respectively of accounts receivables and no allowances.

Property and Equipment

The Company has a policy to capitalize expenditures with useful lives in excess of one year and costs exceeding $1,000 as property and equipment and depreciates such assets on a straight-line basis over estimated useful lives which is currently estimated at 4 years. As of December 31, 2017 and 2016, property and equipment consisted of the following:

	2017	2016
Property and equipment, at cost	$39,251	$30,125
Accumulated depreciation	(24,190)	(16,873)
Property and equipment, net	$15,061	$13,252

Depreciation expense totaled $4,710 and $163 for the periods ended December 31, 2017 and 2016, respectively.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

No assurance is provided

F-7

WOLFPRINT 3D INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) As of December 31, 2017 and 2016 and for the periods then ended

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. The Company received $42,208 from an incubator during the period ended December 31, 2016. The Company does not expect to receive future grant revenue.

Research and Development

Research and development costs are expensed as incurred, with such expenses totaling $183,695 and $37,615 for the periods ended December 31, 2017 and 2016, respectively.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation - Stock Compensation. Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period, which is generally the option vesting period. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the consolidated financial statements and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will be realized.

The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. The Company has determined that there are no material uncertain tax positions.

No assurance is provided

F-8

WOLFPRINT 3D INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) As of December 31, 2017 and 2016 and for the periods then ended

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income items isbased on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future. The Company had no taxable activity in the United States as of and for the period ended December 31, 2017. As such there has been no deferred tax assets or liabilities recorded. The Subsidiary is not presently subject to any income tax in any taxing jurisdiction.

The Company files U.S. federal and state income tax returns. The 2017 U.S federal and state income tax returns have not been filed as of the issuance of these consolidated financial statements. All tax periods since inception remain open to examination in the taxing jurisdictions to which the Company is subject.

Foreign Currency

The consolidated financial statements are presented in United States Dollars (“USD”), which is the reporting currency and the functional currency of the Company’s U.S. operations. The functional currency for the Subsidiary is its local currency. In accordance with ASC 830, Foreign Currency Matters, foreign denominated monetary assets and liabilities are translated to their USD equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rate prevailing at the transaction date. Revenue and expenses were translated at the prevailing rate of exchange at the date of the transaction. Related translation adjustments are reported as a separate component of stockholders’ equity/(deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations. At December 31, 2017 and 2016, the foreign currency translation loss was $56,810 and $0, respectively.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not generated profits, has sustained net losses of $599,406 and $48,383 for the periods ended December 31, 2017 and 2016, respectively, has produced insignificant revenues to date, has an accumulated deficit of $802,301 and $202,895 as of December 31, 2017 and 2016, respectively, has current liabilities in excess of current assets of $209,921 as of December 31, 2017, lacks liquidity to satisfy existing obligations and ongoing obligations as they come due, and has negative gross margins on its revenues for 2017.

The Company’s ability to continue as a going concern in the twelve months following the date of issuance of the accompanying consolidated financial statements is dependent upon its ability to obtain capital from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. Management has evaluated these conditions and plans to generate revenues and raise capital from outside investors to satisfy its capital needs.

No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

No assurance is provided

F-9

WOLFPRINT 3D INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) As of December 31, 2017 and 2016 and for the periods then ended

NOTE 4: STOCKHOLDERS’ EQUITY (DEFICIT)

The Company’s authorized capital stock consists of 20,000 shares of common stock, par value $0.01 per share. As of December 31, 2017 and 2016, 10,467 shares of the Company’s common stock and 10,870 shares of the Company’s common stock were outstanding respectively. As previously mentioned in Note 1, on September 16, 2016, the stockholders of the Subsidiary entered into an agreement with the Company pursuant to which such stockholders exchanged all of their shares of capital stock of the Subsidiary for an aggregate of 10,870 shares of the common stock of the Company. As a result of this exchange, the Subsidiary is a wholly-owned subsidiary of the Company.

The Company has included the cumulative results of the Subsidiary’s operations prior to the Company’s formation on August 18, 2016 effective as of the date of the Company’s formation. During 2017, in connection with the establishment of the Company’s 2017 Stock Option Plan as described in Note 7, one of the Company’s stockholders transferred to the Company 403 shares of the Company’s common stock.

NOTE 5: RELATED PARTY TRANSACTIONS

Stockholders of the Company advanced funds to the Company in the normal course of business. As of December 31, 2017 and 2016, the balance due to the stockholders under the arrangement was $1,996 and $295, respectively. These advances bear no interest and are considered payable on demand. As of December 31, 2017 and 2016, the balance due from related parties was $4,462 and $0, respectively.

NOTE 6: LOANS PAYABLE

On May 23, 2014, the Subsidiary entered into a loan agreement with several persons, including one of the current stockholders of the Company. On October 28, 2016, the loan agreement was amended to increase the principal amount borrowed by the Company thereunder to $129,790. The loan bears interest at a rate of 12% per annum and had an initial maturity date of December 31, 2017. The maturity date of the loan has been extended to July 2, 2018. The loan is secured by substantially all of the Subsidiary’s assets. Interest expense for this loan totaled $16,670 and $14,481 for the periods ending December 31, 2017 and 2016, respectively. Total unpaid accrued interest with respect to this loan was $16,670 and $23,121 as of December 31, 2017 and 2016, respectively. The total principal amount of and accrued interest outstanding under this loan was $147,583 and $129,790 as of December 31, 2017 and 2016, respectively.

On December 29, 2016, the Subsidiary entered into a 3-week loan agreement with Healthcare Solutions OÜ, a stockholder of the Company, pursuant to which Health Solutions OÜ loaned the Subsidiary the principal amount of $18,466. This loan bears interest at a rate of 2% per annum. This loan was one of a series of loans made by Healthcare Solutions OÜ to the Subsidiary during 2016. All of the other loans made by Healthcare Solutions OÜ to the Subsidiary during 2016 were repaid or rolled into this loan. This loan is secured by the Subsidiary’s accounts receivables. Total interest expense on this loan was $229 and $222 for the periods ended December 31, 2017 and 2016, respectively. Total unpaid accrued interest with respect to this loan was $0 and $222 as of December 31, 2017 and 2016, respectively. On January 20, 2017, the Subsidiary repaid the principal amount of this loan, $18.466, together with accrued interest thereon of $245.

No assurance is provided

F-10

WOLFPRINT 3D INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) As of December 31, 2017 and 2016 and for the periods then ended

During 2016, the Company entered into several other loan agreements which are considered payable on demand, all bearing 0% interest, with no required monthly payments. Total unpaid principal balances on these loans were $506 and $6,776 as of December 31, 2017 and 2016, respectively.

Future Minimum Debt Payments

Future minimum debt payments under the Company’s outstanding loans are as follows as of December 31, 2017:

2018	$148,089
Total	$148,089

NOTE 7: CROWD NOTES PAYABLE

During the year ended December 31, 2017, in a series of closings, the last of which occurred on April 6, 2017, the Company raised gross proceeds of $604,640 pursuant to the issuance of convertible promissory notes (the Crowd Notes), consisting of Crowd Notes in the aggregate principal amount of $164,700 issued pursuant to Regulation CF and Crowd Notes in the aggregate principal amount of $439,940 issued pursuant to Regulation D. In addition, the Company issued Crowd Notes in the aggregate principal amount of $29,857 to SI Securities LLC as non-cash compensation for acting as the Company’s exclusive placement agent and intermediary in connection with the Company’s Regulation CF and D offerings of the Crowd Notes. The Company also paid SI Securities LLC a cash placement fee in the aggregate amount of $30,345 for acting as the Company’s exclusive placement agent.

The Crowd Notes issued pursuant to the Regulation CF offering are substantially similar to the Crowd Notes issued pursuant to the Regulation D offering and to SI Securities LLC as non-cash compensation. None of the Crowd Notes have a maturity date. The Crowd Notes issued pursuant to Regulation D and to SI Securities LLC as non-cash compensation accrue interest at a rate of 5% per annum, while the Crowd Notes issued pursuant to the Regulation CF offering accrue no interest. In the case of the Crowd Notes issued pursuant to Regulation CF, upon the closing of a qualified equity financing, which is defined as the first sale by the Company of preferred stock in which the Company receives gross proceeds of not less than $1 million, such Crowd Notes will convert into shares of the Company’s preferred stock at the earlier of (i) the Company’s election and (ii) the occurrence of a corporate transaction. In the case of the Crowd Notes issued pursuant to Regulation D and to SI Securities LLC as non-cash compensation, upon the occurrence of a qualified equity financing, the Crowd Notes, together with accrued interest thereon, will automatically convert into shares of the Company’s preferred stock.

The price at which the Crowd Notes issued by the Company pursuant to Regulation CF and Regulation D and to SI Securities LLC as non-cash compensation will convert into shares of preferred stock upon the occurrence of a qualified equity financing equals the lesser of: (i) 20% less than the price per share paid by the investors purchasing preferred stock in the qualified equity financing and (ii) a price per share equal to $4,500,000 divided by the number of shares of the Company’s common stock outstanding on a fully diluted basis.

No assurance is provided

F-11

WOLFPRINT 3D INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) As of December 31, 2017 and 2016 and for the periods then ended

As of December 31, 2017, the Crowd Notes issued by the Company pursuant to Regulation CF and Regulation D and to SI Securities LLC as non-cash compensation remain outstanding as a qualifying equity financing had not yet occurred. The Crowd Notes are treated as a liability of the Company until conversion occurs. Interest expense and accrued interest payable with respect to the Crowd Notes issued pursuant to Regulation D and to SI Securities LLC as non-cash compensation totaled $6,818 as of and for the period ended December 31, 2017.

NOTE 8: SHARE BASED PAYMENTS

The Company adopted its 2017 Stock Option Plan effective as of February 27, 2017. The 2017 Stock Option Plan initially provided for the issuance of up to 403 shares of the Company’s common stock to directors, officers, employees, service providers, advisors, consultants and independent contractors of the Company. Effective as of October 11, 2017, the 2017 Stock Option Plan was amended to increase the number of shares of common stock available for issuance thereunder from 403 to 707.

The Company measures employee stock-based awards at grant-date fair value and recognizes employee compensation expense on a straight-line basis over the vesting period of the award. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock options, the expected life of the option, and expected stock price volatility. The Company used the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

The expected life of stock options is estimated using the “simplified method,” which is the midpoint between the vesting start date and the end of the contractual term, as the Company has limited historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock options grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. For stock price volatility, the Company uses comparable public companies as a basis for its expected volatility to calculate the fair value of options grants. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option.

The estimation of the number of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from the Company’s current estimates, such amounts are recognized as an adjustment in the period in which estimates are revised.

During 2017, the Company issued options to purchase an aggregate of 463 shares of the Company’s common stock pursuant to the 2017 Stock Option Plan. All of such options are subject to vesting and have an exercise price of $.01 per share. Such options were issued to a total of seven persons (or their designees) acting as service providers, consultants, advisors and employees of Wolfprint 3D OÜ and the Company. The Company determined that the issuance date fair value of these options was trivial and therefore did not record compensation expense in conjunction with this issuance.

No assurance is provided

F-12

WOLFPRINT 3D INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) As of December 31, 2017 and 2016 and for the periods then ended

NOTE 9: LEASE OBLIGATIONS

In December 2016, the Subsidiary entered into a lease agreement for office space, which commenced on December 28, 2016 and expires on December 27, 2019. The monthly rent under this agreement is $960. The lease is cancellable by either party, upon three months’ prior notice. Rent expense for the periods ended December 31, 2017 and 2016 totaled $15,896 and $4,576, respectively. The following are future minimum lease obligations with respect to this lease agreement:

December 31,	Lease Obligations
2018	$11,520
2019	11,520
$23,040

NOTE 10: CONTINGENCIES

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matter will have a material adverse effect on its business, financial condition or results of operations.

NOTE 11: RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, "Revenue from Contracts with Customers" (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605— Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred tocustomers in an amount that reflects the consideration expected to be received for those goods or services.

In August 2015, the FASB issued ASU 2015-14, "Revenue from Contracts with Customers", which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option for early adoption for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures, including, but not limited to, a review of accounting policies, internal controls and processes. We have adopted the new standard effective January 1, 2018.

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

No assurance is provided

F-13

WOLFPRINT 3D INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) As of December 31, 2017 and 2016 and for the periods then ended

In August 2016, the FASB issued ASU 2016-15, "Statement of Cash Flows" (Topic 230). This ASU is intended to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. This ASU is effective for financial statements issued for fiscal years beginning after December 15, 2017. We do not believe the adoption of ASU 2016-15 will have a material impact on our financial position, results of operations or cash flows.

In November 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No.2015-17, “Balance Sheet Classification of Deferred Taxes”. The new guidance eliminates the requirement to separate deferred income tax liabilities and assets into current and noncurrent amounts. The amendments will require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The updated guidance is effective for fiscal years beginning after December 15, 2016, including interim periods within those annual periods. We do not believe the adoption of ASU 2015-17 will have a material impact on our financial position, results of operations or cash flows.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 12: SUBSEQUENT EVENTS

Convertible Notes

On January 29, 2018, the Company entered into a convertible note purchase agreement with and issued a convertible promissory note to one of its stockholders. Pursuant to the terms of the convertible note purchase agreement, the stockholder agreed to make loans to the Company at one or more closings in the aggregate principal amount of up to €80,000. On January 29, 2018, the stockholder made an initial loan to the Company in the principal amount of €35,000. Thereafter, on February 21, 2018, the stockholder made an additional loan to the Company in the principal amount of €10,000. On March 6, 2018, the stockholder made an additional loan to the Company in the principal amount of €35,000. As of April 30, 2018, the principal amount outstanding under the convertible promissory note is €80,000 or $98,400 (based on an exchange rate of one euro to 1.23 U.S. dollars). The convertible promissory note bears interest at a rate of 5% per annum and has a maturity date of January 29, 2019. The convertible promissory note is subordinate and junior in right of payment to all other indebtedness of the Company to any senior creditor. Principal and accrued interest outstanding under the convertible promissory note will automatically convert into the Company’s equity as follows: A) in the event that the Company consummates, on or prior to the maturity date of the convertible promissory note, a qualified equity financing (defined as the sale by the Company pursuant to a private placement of the Company’s preferred stock for the principal purpose of raising capital with aggregate gross proceeds of not less than $1,000,000), the convertible promissory note will automatically convert into such preferred stock at a conversion price based upon a pre-money valuation of €5,000,000; or B) if the Company does not consummate a qualified equity financing prior to the maturity date of the convertible promissory note, then, on the maturity date, the outstanding principal amount of and all accrued interest under the convertible promissory note will automatically convert into shares of the common stock of the Company at a conversion price based upon a pre-money valuation of €5,000,000.

No assurance is provided

F-14

WOLFPRINT 3D INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) As of December 31, 2017 and 2016 and for the periods then ended

Modified KISS Notes

On March 27, 2018 the Company and its stockholders approved the sale and issuance by the Company of one or more modified KISS Notes in the aggregate principal amount of up to $300,000. On April 6, 2018, the Company issued to two investors modified KISS Notes in the aggregate principal amount of $134,673. As of April 30, 2018, modified KISS Notes in the aggregate principal amount of $134,673 were outstanding. The modified KISS Notes do not have a maturity date, are unsecured, accrue interest at a rate of 5% per annum and will automatically convert into shares of the Company’s preferred stock in the event that the Company consummates a qualified equity financing which is defined as the sale by the Company of shares of its preferred stock with aggregate sales proceeds of not less than $1,000,000. The rate at which the modified KISS Notes will convert into shares of the Company’s preferred stock will be at a discount of 20% to the price offered to other investors in such qualified equity financing. In no event shall the conversion price exceed a per share price based upon a pre-money valuation of $6,150,000. In the event that the Company consummates a corporate transaction before the conversion of the modified KISS Notes to shares of the Company’s preferred stock as a result of a qualified equity financing, at the election of each holder of a modified KISS Note, (i) such holder’s modified KISS Note will be converted into shares of the Company’s common stock based upon a pre-money valuation of $6,150,000 or (ii) such holder shall be paid an amount equal to all accrued and unpaid interest due on such holder’s modified KISS Note plus two times the purchase price paid for such modified KISS Note.

Management’s Evaluation

Management has evaluated subsequent events through April 30, 2018, the date the consolidated financial statements were issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the accompanying consolidated financial statements.

No assurance is provided

F-15